EXHIBIT 10.17
AMENDED AND RESTATED SUBORDINATION AGREEMENT
     AMENDED AND RESTATED SUBORDINATION AGREEMENT (this “Agreement”), dated as of March 27, 2007, by and among The Frost Group, LLC, a Florida limited liability company (“Frost LLC” or the “Junior Creditor”), Horizon Technology Funding Company LLC (the “Senior Creditor”) and Acuity LLC, a Delaware limited liability company formerly known as e-Acquisition Company II-B, LLC (“Acuity””), and eXegenics Inc., a Delaware corporation (“eXegenics” and with Acuity, the “Borrowers”).
     WHEREAS, Acuity Pharmaceuticals, Inc. (“Old Acuity”) borrowed funds from the Junior Creditor pursuant to the terms of that certain Subordinated Note and Security Agreement dated as of January 11, 2007, by Old Acuity to Frost LLC and that certain Master Agreement dated as of January 11, 2007 by and between Old Acuity, Frost LLC and Froptix Corporation, a Florida corporation and granted a security interest in all of Old Acuity assets and property as set forth in the Note and Security Agreement;
     WHEREAS, Old Acuity has borrowed funds from the Senior Creditor pursuant to the terms of that certain Venture Loan and Security Agreement, dated as of September 14, 2005, by and between Old Acuity and the Senior Creditor and the Secured Promissory Note issued to Senior Creditor by Old Acuity on September 14, 2005 and granted Senior Creditor a security interest in all of Old Acuity’s assets and property as set forth in the Senior Debt Documents;
     WHEREAS, on March 27, 2007, Old Acuity, Froptix Corporation, eXegenics, Acuity and e-Acquisition Company I-A, LLC entered into a Merger Agreement and Plan of Reorganization (the “Merger Agreement”), pursuant to which Old Acuity was merged with and into Acuity, with Acuity surviving the merger as a wholly-owned subsidiary of eXegenics (the “Acuity Merger”);
     WHEREAS, concurrently with the execution of this Agreement, Acuity and eXegenics entered into an Amended and Restated Venture Loan and Security Agreement (the “Senior Loan Agreement”), dated as of March 27, 2007 by and between Acuity, eXegenics and the Senior Creditor and the Secured Promissory Note issued to Senior Creditor by Acuity and eXegenics on March 27, 2007 (with the Senior Loan Agreement, the “Senior Debt Documents”) and granted Senior Creditor a security interest (the “Senior Security Interest”) in all of eXegenics’ and Acuity’s assets and property as set forth in the Senior Debt Documents;
     WHEREAS, concurrently with the execution of this Agreement, eXegenics, Acuity and the Junior Creditor are entering into that certain Amended and Restated Subordinated Note and Security Agreement dated as of March 27, 2007, (the “Note and Security Agreement”) and that certain Credit Agreement dated as of March 27, 2007 (the “Credit Agreement” and, collectively with the Note and Security Agreement, the “Junior Debt Documents”), and granted a security interest (the “Junior Security Interest”) in all of eXegenics’ assets and property as set forth in the Note and Security Agreement;

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Subordination of Security Interest. The Junior Creditor hereby subordinates its Junior Security Interest to and in favor of the Senior Security Interest. Further, notwithstanding the respective dates of attachment or perfection of the Junior Security Interest and the Senior Security Interest, the Senior Security Interest shall at all times be prior and superior to the Junior Security Interest.
     2. Payment Obligations. All Obligations (as defined in the Credit Agreement) of the Borrowers to Junior Creditor under the Junior Debt Documents (the “Junior Obligations”) are subordinated in right of payment to all payment obligations under the Senior Loan Agreement (the “Senior Obligations”). Nothing herein shall be deemed to subordinate, waive or restrict the performance of the obligations of eXegenics to issue capital stock of eXegenics upon exercise or conversion of any warrants or notes issued at any time by eXegenics to the Junior Creditor or the other obligations of eXegenics to Junior Creditor pursuant to the Credit Agreement or Merger Agreement that are unrelated to the Junior Obligations. Except as set forth herein, any payment of any amounts or other consideration by eXegenics to Junior Creditor in respect of the Junior Obligations or otherwise pursuant to the provisions of the Credit Agreement relating to such Junior Obligations shall be restricted hereby.
     3. Covenants. Subject to and except as set forth in Section 4 below, the Junior Creditor will not: (a) demand or receive from either of the Borrowers (and neither of the Borrowers will pay to the Junior Creditor) all or any part of the Junior Obligations, by way of payment, prepayment, setoff, lawsuit or otherwise; (b) exercise any right or remedy, or take any enforcement action regarding any property or assets of either of the Borrowers; or (c) commence, or cause to be commenced, prosecute or participate in any administrative, legal or equitable action against either of the Borrowers or the Collateral (as defined in the Senior Loan Agreement), provided that, notwithstanding the foregoing, the Junior Creditors shall be permitted to demand performance of the Junior Obligations or commence action against the Borrowers to the extent necessary to preserve their rights against the Borrowers under applicable law but it shall not be permitted to receive payment from the Borrowers or foreclose on any Collateral until such time as the Senior Obligations have been paid in full. The Borrowers expressly agrees that they shall not assert as a defense to the Junior Obligations, the passage of time, estoppel, laches or any statute of limitations to the extent that the exercise of any rights or remedies by the Junior Creditor was precluded by this Agreement.
     4. Application of Payments to the Junior Creditor. The Junior Creditor shall promptly deliver to the Senior Creditor in the form received (except for endorsement or assignment by the Junior Creditor where required by the Senior Creditor) for application to the Senior Obligations any payment, distribution, security or proceeds received by the Junior Creditor with respect to the Junior Obligations other than in accordance with this Agreement, including without limitation Section 2. Notwithstanding anything to the contrary in this Agreement, under applicable law or otherwise, the Junior Creditor agrees that it shall not directly or indirectly contest the validity, enforceability or priority of any lien securing the Senior Obligations.
     5. Enforcement of Obligations. In the event of either of the Borrowers’ insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and the Senior Obligations shall be paid in full before any payment is made with respect to the Junior Obligations. Further, notwithstanding anything to the contrary contained herein, in the event the Junior Creditor exercises rights and remedies against either of the Borrowers, the Junior Creditor shall remit the proceeds of any such enforcement actions to the Senior Creditor until all Senior Obligations are paid in full.
     6. Appointment. Until the Senior Obligations are fully paid in cash, the Junior Creditor irrevocably appoints the Senior Creditor as the Junior Creditor’s attorney in fact, and grants to the Senior Creditor a power of attorney with full power of substitution, in the name of the Junior Creditor or in the name of the Senior Creditor, for the use and benefit of the Senior Creditor, without notice to the Junior Creditor, in any bankruptcy, insolvency or similar proceeding involving either of the Borrowers to file the appropriate claim or claims in respect of the Junior Obligations on behalf of the Junior Creditor if the Junior Creditor does not do so prior to 15 days before the expiration of the time to file claims in such proceeding.
     7. Financing Statements. By the execution of this Agreement, the Junior Creditor hereby authorizes the Senior Creditor to amend any financing statements filed by the Junior Creditor or its agent on its behalf against the Borrowers as follows: “In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor and Horizon Technology Funding Borrower LLC, the Secured Party has subordinated any security interest or lien that Secured Party may have in any property of the Debtor to the security interest of Horizon Technology Funding Borrower LLC in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and Horizon Technology Funding Borrower LLC.”
     8. Amendment to Junior Debt Documents. No amendment of the documents evidencing or relating to the Junior Obligations shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Junior Obligations or the subordination of the Junior Security Interest that the Junior Creditor may have in any property of the Borrowers.
     9. Disgorgement. If, at any time after payment in full of the Senior Obligations any payments of the Senior Obligations must be disgorged by the Senior Creditor for any reason (including, without limitation, the bankruptcy of either of the Borrowers) and Junior Creditor shall have received any payments with respect to the Junior Obligations, this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and the Junior Creditor shall immediately pay over to the Senior Creditor for application to the Senior Obligations, all payments received with respect to the Junior Obligations to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to the Junior Creditor, the Senior Creditor may take such actions with respect to the Senior Obligations as the Senior Creditor, in its sole discretion, may deem appropriate, including, without limitation, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Obligations and any collateral securing the Senior Obligations, and enforcing or failing to enforce any rights against either of the Borrowers or any other person. No such action or inaction shall impair or otherwise affect the Senior Creditor’s rights hereunder.
     10. Term. The subordinations, agreements and priorities set forth hereinabove shall remain in full force and effect regardless of whether any party hereto in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with either of the Borrowers. This Agreement is effective from the date hereof until the earlier of (i) payment in full of the Senior Obligations and (ii) release by the Junior Creditor of the Junior Security Interest.
     11. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.
     12. Entire Agreement. This Agreement and the schedules referred to herein constitute the entire agreement among the parties and supersede all prior communications, representations, understandings and agreements of the parties with respect to the subject matter hereof. All schedules hereto are hereby incorporated herein by reference. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement.
     13. General Interpretation. The terms of this Agreement have been negotiated by the parties hereto and the language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under this Agreement. No rule of strict construction will be applied against any person or entity.
     14. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF SENIOR CREDITOR AND JUNIOR CREDITOR HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE. SENIOR CREDITOR AND JUNIOR CREDITOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED

HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.
     15. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.
     16. Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.
     17. Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All such communications shall be sent to the Senior Creditor at 76 Batterson Park Road, Farmington, CT 06032, Attention: Legal Department and to the Junior Creditor at 4400 Biscayne Blvd., 15th Floor, Miami, FL 33137, Attention: Steve Rubin, Esq., or at such other address as the Senior Creditor or the Junior Creditor may designate by ten (10) days advance written notice to the other parties hereto.
     18. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Senior Creditor and the Junior Creditor.
     19. Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neutral forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
     20. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
[Signatures on following pages]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

HORIZON TECHNOLOGY FUNDING COMPANY LLC
By:	Horizon Technology Finance, LLC, its sole member

By:	/s/ Gerald A. Michaud
	Name:	Gerald A. Michaud
	Title:	Managing Member

THE FROST GROUP, LLC
By:	/s/ Steven D. Rubin
	Name:	Steven D. Rubin
	Title:	Vice President

ACUITY PHARMACEUTICALS, LLC.
By:	/s/ Dale R. Pfost
	Name:	Dale R. Pfost
	Title:	President

EXEGENICS INC.
By:	/s/ John Paganelli
	Name:	John Paganelli
	Title:	Interim Chief Executive Officer